SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (date of earliest event reported): January 15, 2009


                             CYPRIUM RESOURCES, INC.
                         -----------------------------
             (Exact name of Registrant as specified in its charter)


        Nevada                       000-52828                  98-0521119
----------------------------     ---------------------       ----------------
(State or other jurisdiction     (Commission File No.)         (IRS Employer
of incorporation)                                           Identification No.)



                          302 Washington St., Suite 513
                               San Diego, CA 92103
                -------------------------------------------------
          (Address of principal executive offices, including Zip Code)


      Registrant's telephone number, including area code: (604) 889-8111
                                                          --------------

                                2170 Nelson Ave.
                           West Vancouver, BC V7V 2P7
                -------------------------------------------------
          (Former name or former address if changed since last report)

Item 5.01   Changes in Control of Registrant

     On January 15, 2009 Jeffrey A. Collins purchased 1,500,000 shares of the Company's common stock from Consultants & Risk Management, Inc. The 1,500,000 shares purchased by Mr. Collins represent approximately 42% of the outstanding shares of the Company's common stock. Consultants & Risk Managers, Inc. is controlled by Robert Shea.

      On January 15, 2009 Robert Shea resigned as an officer and director of the Company. Prior to his resignation Mr. Collins was appointed as President, Chief Financial Officer, Secretary and a director.

      Mr. Collins is now the sole officer and director of the Company.

      Mr. Collins, age 47, has been the owner and president of Collins Project Management (CPM) since 2003. CPM is a developer of small housing communities in rural areas. The communities developed by CPM consist of small housing tracks with 100 to 250 homes per community.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

      See Item 5.01 above.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  January 15, 2009

                                        CYPRIUM RESOURCES, INC.



                                        By: /s/ Jeffrey A. Collins
                                           -----------------------------
                                           Jeffrey A. Collins, President